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                              RASTER GRAPHICS, INC.
                                3,000,000 Shares(1)

                                  Common Stock



                             UNDERWRITING AGREEMENT

                                 _________, 1996

HAMBRECHT & QUIST LLC

Prudential Securities Incorporated
As Representatives of the Several Underwriters
c/o Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

               Raster Graphics, Inc., a Delaware corporation (herein called the "Company"), proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock, $0.001 par value (herein called the "Common Stock"), and the stockholders of the Company named in Schedule II hereto (herein collectively called the "Selling Stockholders") propose to sell an aggregate of 1,000,000 shares of Common Stock of the Company, 0.001 par value (said 3,000,000 shares of Common Stock being herein called the "Underwritten Stock"). The Company proposes to grant to the "Underwriters" (as hereinafter defined) an option to purchase up to 450,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Stockholders severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters named in Schedule I hereto (herein collectively called the "Underwriters"), which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof, for whom you are acting as representatives (herein collectively "you" or the "Representatives"). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-1 (No. 333-06617), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act"), of the Stock. Copies of

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(1)      Plus an option to purchase from the Company up to 450,000 additional shares to cover over-allotments.
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such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

               The term Registration Statement as used in this Agreement shall mean such registration statement, including all documents incorporated by reference therein and all exhibits and financial statements and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(B) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(B) registration statement), and in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(B) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Stock first filed with the Commission pursuant to Rule 424(B) and Rule 430A (or, if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

               The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

               (a)   The Company hereby represents and warrants as follows:

                     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries taken as whole (a "Material Adverse Effect")).


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                     (ii)  The Company owns all of the shares of capital stock
of each subsidiary of the Company, and each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.

                     (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

                     (iv) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Stock nor instituted or, to the best knowledge of the Company, after due inquiry, threatened instituting proceedings for that purpose. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iv) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

                     (v) The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein. The authorized capital stock of the Company conforms as to legal matters


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to the description thereof contained in the Prospectus. The shares of Common
Stock outstanding prior to the issuance of the Underwritten Stock and, if any, the Option Stock have been duly authorized and are validly issued, fully paid and non-assessable.

                     (vi) Prior to the Closing Date, the Stock to be issued and sold by the Company will be authorized for listing on the Nasdaq National Market (herein called "NNM") upon official notice of issuance.

                     (vii) Except as specifically disclosed in the Registration Statement, the Company does not have outstanding any options to purchase, or any preemptive rights, or other rights to subscribe or to purchase or rights of co-sale, any securities or obligations convertible into, or any contracts or commitments to issue or sell or register for sale, shares of its capital stock or any such options, rights, convertible securities or obligations.

                     (viii) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement ("Financial Statements"), present fairly the financial position and the results of operations of the Company and its subsidiaries, taken as a whole, at the indicated dates and for the indicated periods. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied through the period involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected and summary financial data and the tables set forth under "Results of Operations" and "Quarterly Results of Operations" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section, included in the Registration Statement, present fairly the information shown therein and have been compiled on a basis consistent with the Financial Statements presented in the Registration Statement.

                     (ix) Neither the Company nor any of its subsidiaries is in violation or default under any provision of its charter documents or bylaws, as currently in effect, or any indenture, license, mortgage, lease, franchise, permit, deed of trust or other agreement or instrument to which such corporation is a party or by which such corporation or any of its properties is bound or may be affected, except where such violation or default would not have a Material Adverse Effect.

                     (x) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable laws and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles. The execution and performance of this Agreement and the consummation of the transactions herein contemplated do not and will not: (i) conflict with, or result in a breach of, or violation of, any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any indenture, license, mortgage, lease, franchise, permit, deed of trust or


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other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any such corporation or any of its properties is bound or may be affected, except where such breach, violation or default would not have a Material Adverse Effect, (ii) violate any of the provisions of the charter documents or bylaws of any such corporation, except where such violation would not have a Material Adverse Effect, or (iii) violate any material order, judgment, statute, rule or regulation applicable to any such corporation or of any regulatory, administrative or governmental body or agency having jurisdiction over any such corporation or any of its properties, except where such violation would not have a Material Adverse Effect.

                     (xi) Except as disclosed in the Prospectus, there is not any pending or, to the Company's knowledge, threatened action, suit, claim or proceeding against the Company or any of its subsidiaries or any of their respective officers or any of their properties, assets or rights before any court or governmental agency or body or otherwise which (i) might have a Material Adverse Effect, or (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been fairly and accurately described in all material respects in the Prospectus and filed as exhibits to the Registration Statement. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries nor, to the Company's knowledge any other party, is in breach of or default under any of such contracts.

                     (xii) Except as disclosed in the Prospectus, the Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its businesses as described in the Prospectus; the Company has not received any notice of, and the Company has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, might reasonably have a Material Adverse Effect.

                     (xiii) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Stock.

               (b) Each of the Selling Stockholders hereby represents and warrants as follows:

                     (i) Such Selling Stockholder has good and marketable title to all the shares of Stock to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Stockholder, to the rights of U.S. Stock Transfer Corporation as Custodian (herein called the "Custodian"), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will

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receive good and marketable title thereto, free and
clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                     (ii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Stockholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Stockholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Stockholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Stockholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Stockholder shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder (or, in the case of a Selling Stockholder that is not an individual, the dissolution or liquidation of such Selling Stockholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                     (iii) Each Selling Stockholder beneficially owning in excess of 100,000 shares of Common Stock on the date hereof (as indicated in the Prospectus under "Principal and Selling Stockholders"), has reviewed the Registration Statement and Prospectus and, although such Selling Stockholder has not independently verified the accuracy or completeness of all the information contained therein, nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that (A) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) on the Effective Date the Prospectus contained and, on the Closing Date, contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (iv) Each Selling Stockholder except those making the representations in paragraph (b)(iii) of this Section 2, represents and warrants to and agrees with each of the several Underwriters that to the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, such Preliminary Prospectus did, and the Registration Statement and the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Such Selling Stockholder has reviewed the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate.

         3.    PURCHASE OF THE STOCK BY THE UNDERWRITERS.

               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,000,000 shares of the Underwritten Stock to the several Underwriters, each Selling Stockholder agrees to sell to the several Underwriters the number of shares of Underwritten Stock set forth in Schedule II opposite the name of such Selling Stockholder, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $_____ per share. The obligation of each Underwriter to the Company and each of the Selling Stockholders shall be to purchase from the Company and the Selling Stockholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to


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be sold by each of the Company and the Selling Stockholders pursuant to this
Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and
(c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

               (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Sections 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Stockholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail to make such arrangements with respect to all such shares, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Stockholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company and the Selling Stockholders shall make arrangements within the 24 hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Stockholders to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Stockholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


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               (c)   On the basis of the representations, warranties and
covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 shares of Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock and payment therefor shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.    OFFERING BY UNDERWRITERS.

               (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

               (b) The information set forth in the last paragraph on the front cover page of any Preliminary Prospectus and the Prospectus and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters or the terms and conditions upon which they will sell the Stock) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5.    DELIVERY OF AND PAYMENT FOR THE STOCK.

               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., California time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (GDSVF&H), at 7:00 A.M., California time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

               (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 A.M., California time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of


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GDSVF&H, at 7:00 A.M., California time, on the third business day after the exercise of such option.

               (c) Payment for the stock purchased from the Company shall be made to the Company or its order and payment for the Stock purchased from the Selling Stockholders shall be made to the custodian, for the account of the Selling Stockholders, in each case by one or more certified or official bank check or checks in next day funds (and the Company and the Selling Stockholders agree not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company or the Custodian, as the case may be). Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Stock, and at least two business days prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York, 10004 not less than one full business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 P.M., New York time, on the business day preceding the date of purchase.

               It is understood that you, individually and not on the behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholders for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or on any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6.    FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

               Each of the Company and the Selling Stockholders respectively covenants and agrees as follows:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(B) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

               (b) The Company will promptly notify the Representatives in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information,
(ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the


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qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company and the Selling Stockholders will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

               (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended Prospectus proposed to be filed.

               (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

               (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission (including the report on Form SR required by Rule 463 of the Commission under the Securities Act or the Exchange Act.

               (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(A) of the Securities Act and Rule 158 thereunder.

               (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Stockholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares of Stock being sold by the Selling Stockholders.

               (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

               (k)   [Intentionally Left Blank]

               (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, it will not, during the period ending one hundred eighty (180) days after the date of the final Prospectus for the public offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or
(2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing provisions of this paragraph (l) shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued under the stock option and stock purchase plans of the Company (the "Stock Plans"), including Common Stock issued upon the exercise of options granted under the Stock Plans, all as described in footnote (1) to the table under the caption "Capitalization" and under the caption "Stock Option and Incentive Plans" in the Preliminary Prospectus, provided that any such Common Stock is not transferable until after the expiration of such 180-day period. For purposes of this paragraph (l), a sale, offer, or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock to the public in reliance on Rule 144A. The Company agrees that it shall not release any shares from any lock-up agreements with stockholders of the Company without the prior written consent of Hambrecht & Quist LLC.

               (m) Each of the Selling Stockholders agrees that, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, it will not, during the period ending one-hundred eighty (180) days after the date of the final Prospectus for the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, and whether any such transaction relates to Common Stock now owned or hereafter acquired by the undersigned.

               (n)   [Intentionally Left Blank]

               (o) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         7.    INDEMNIFICATION AND CONTRIBUTION.

               (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Stockholders jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Stockholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) as incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(B) registration statement) or any post-effective amendment thereto (including any Rule 462(B) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (A) the indemnity agreements of the Company and the Selling Stockholders contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (B) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with this Agreement and (C) each Selling Stockholder shall only be liable under this paragraph with respect to (1) information pertaining to such Selling Stockholder furnished by or on behalf of such Selling Stockholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) facts that would constitute a breach of any representation or warranty of such Selling Stockholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Stockholders are contained in this paragraph (a) and the representations and warranties of the Company and the Selling Stockholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Stockholders from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(B) registration statement) or any post-effective amendment thereto (including any Rule 462(B) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter expressly for use in the Registration Statement or in any Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (c)   Each party indemnified under the provisions of paragraphs
(a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then one counsel for the indemnified party or parties shall be entitled to conduct the defense of the indemnified party or parties to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

               The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

               (e) Neither the Company nor the Selling Stockholders will, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not an Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each controlling person from all liability arising out of such claim, action, suit or proceeding.

               (f) The liability of each Selling Stockholder under the indemnity and reimbursement agreements contained in the provisions of this
Section 7 and Section 11 hereof shall be limited to an amount equal to the net proceeds received by such Selling Stockholder from the public offering price of the Stock sold by such Selling Stockholder hereunder. In addition, no Selling Stockholder shall be liable under the expense, indemnity and contribution agreements of Section 6 and 7 hereof unless and until the Underwriters have made written demand on the Company for payment under such Sections which shall not have been paid by the Company within 45 days after receipt of such demand. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible, including, without limitation, allocating between the Company and the Selling Stockholders the liability resulting in a breach of the representations and warranties of the Company and the Selling Stockholders hereunder.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Stockholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or emergency or change in economic or political conditions if the effect of such outbreak, calamity or emergency would, in the Underwriter's reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, the NASD Automated Quotation System ("Nasdaq") or the NNM, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the occurrence of any change in the business or properties of the Company which in the Underwriter's reasonable opinion materially and adversely impairs the investment quality of the securities, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (vi) declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Stockholder to the Underwriters and no liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that in the event of any such termination the Company and the Selling Stockholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the

Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and the Selling Stockholders of its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

               (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

               (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by GDSVF&H.

               (c) You shall have received from Venture Law Group, A Professional Corporation, counsel for the Company, and from Wilson Sonsini Goodrich & Rosati, patent counsel for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

               (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which was required by law to have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company and its subsidiaries, taken as a whole, do not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company of any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company and the Selling Stockholders herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable, in your reasonable judgment, to make a public offering of the Stock or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

               (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, on behalf of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vi) of paragraph (d) of this Section 9 are true and correct, and the statements included in clause (vii) of paragraph (d) of this Section 9 are true and correct with respect to the representations and warranties of the Company.

               (f) You shall have received from Ernst & Young LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or its subsidiaries which, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

               (g) You shall have received from Ernst & Young LLP a letter stating that their review of the Company's and its subsidiaries' systems of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of _________________, did not disclose any weakness in internal controls that they considered to be material weaknesses.

               (h) You shall have been furnished evidence in usual written or telegraphic Form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

               (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the NNM upon official notice of issuance.

               (j) On or prior to the Closing Date, you shall have received from all directors, officers and beneficial holders of more than 1% of the outstanding Common Stock agreements in a form reasonably satisfactory to the Representatives that such stockholders will not, without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriters, during the period ending 180 days after the date of the final Prospectus for the public offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clauses
(1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, and whether any such transaction relates to Common Stock then owned or thereafter acquired by such holder.

               All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if GDSVF&H, counsel for the Underwriters, shall be reasonably satisfied that they comply in form and scope.

               In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and the Selling Stockholders. Any such termination shall be without liability of the Company or the Selling Stockholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Stockholders; provided, however, that (i) in the event of such termination, the Company and the Selling Stockholders agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Selling Stockholders will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with transactions contemplated hereby.

         10. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company and the Selling Stockholders hereby agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwith-standing the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 10 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and
(ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Stockholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Stockholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

         12. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed, copied or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, Attention: Daniel H. Case, III (with a copy to the General Counsel); and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Attention: Rakesh Kumar (with a copy to The Venture Law Group, A Professional Corporation, Attention: Michael W. Hall, Esq.). All notices given by telegraph shall be promptly confirmed by letter.

         13. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Stockholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (e) and (m) of Section 6 hereof shall be of no further force or effect.

               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

               Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       RASTER GRAPHICS, INC.



                                       By:
                                          --------------------------------------
                                          President and Chief Executive Officer



                                       SELLING STOCKHOLDERS:

                                       By:
                                          -------------------------------------,
                                          Attorney-in-Fact



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

HAMBRECHT & QUIST LLC
Prudential Securities Incorporated
By Hambrecht & Quist LLC



By:
    -------------------------------
Gregory J. Ingram
Managing Director

Acting on behalf of the several
Underwriters, including themselves,
named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS

            Underwriters                                       Number of Shares
            ------------                                       to be Purchased
                                                               ---------------
Hambrecht & Quist LLC
                                                                   -----------
Prudential Securities Incorporated
                                                                   -----------
  Total...............................................
                                                                   ===========

                                   SCHEDULE II

                              SELLING STOCKHOLDERS



         Selling Stockholders                                 Number of Shares
                                                                 to be Sold
                                                                 ----------
               TOTAL
                                                                 ===========

                                     ANNEX A



Matters to be Covered in the Opinion of
Venture Law Group, A Professional Corporation
Counsel for the Company

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in ___________, ____________, and _____________, and is so qualified and in good standing in each jurisdiction in which, to its knowledge, the ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries taken as whole and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

               (ii) The Company owns of record, and to our knowledge owns beneficially all of the outstanding shares of capital stock of each subsidiary of the Company, and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

               (iii) The authorized capital stock of the Company consists of __________ shares of Preferred Stock, $__ par value, none of which are issued and outstanding, and ___________ shares of Common Stock, $__ par value, of which there are issued and outstanding of record __________ shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased on or after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; no preemptive rights or rights of refusal exist with respect to the Stock, or the issue and sale thereof, pursuant to the Restated Certificate of Incorporation or Bylaws of the Company; and, to the best of such counsel's knowledge, there are no contractual preemptive rights, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock by the Company or the sale of Stock by the Selling Stockholders that have not been waived. Except as disclosed in the Registration Statement, to the best of such counsel's knowledge the Company does not have outstanding any options to purchase, or any other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations;

               (iv) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner within the time period required by such Rule 424(b).

               (v) The Registration Statement at the Effective Date and the Prospectus and each amendment and supplement thereto (except as to the financial statements and schedules and other financial data contained therein and matters related to patents, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and with the rules and regulations of the Commission thereunder;

               (vi) The information required to be set forth in the Registration Statement in answer to Items 9 and 10 (insofar as Item 10 relates to the beneficial ownership of shares of Common Stock of the Company by partners of such counsel) and 11(c) of Form S-1 is, to the best of such counsel's knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such Items; and to such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

               (vii) To the best of such counsel's knowledge, there are no franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required; such franchises, contracts, leases, documents and legal proceedings as are summarized in the Registration Statement or the Prospectus fairly and correctly present the information disclosed with respect thereto in all material aspects;

               (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (ix) The Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders; and the Custody Agreement between the Selling Stockholders and ______________, as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by or on behalf of each of the Selling Stockholders;

               (x) The issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Restated Certificate of Incorporation or Bylaws of the Company or any material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets are bound or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets are bound;

               (xi) To such counsel's knowledge, all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company are set forth in the Prospectus under the heading "Principal and Selling Stockholders" or have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

               (xii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws or under the rules of the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Stock by the Underwriters.

               (xiii) The Stock to be sold under the Agreement to the Underwriters is duly authorized for quotation on the Nasdaq National Market.

               (xiv) Good and marketable title to the shares of Stock sold by the Selling Stockholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interest and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims; and

               (xv) Based insofar as factual matters with respect to the Stock to be sold by the Selling Stockholders are concerned solely upon representations of the Selling Stockholders, the accuracy of which such counsel have no reason to question, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters.

               Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

               In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances as under which they were made, not misleading.

                                     ANNEX B



Matters to be Covered in the Opinion of
Wilson Sonsini Goodrich & Rosati
Patent Counsel for the Company

        Such counsel are familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, or other proprietary information or materials and:

               (i) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors-Risks Associated with Intellectual Property" and "Business-Intellectual Property," to the best of such counsel's knowledge and belief, are accurate and complete statements or summaries of the matters therein set forth and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement and the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (ii) To the best of such counsel's knowledge and except as referred to in the Prospectus under the captions and disclosures referred to in paragraph (i) above, there are no legal or governmental proceedings pending relating to patent rights that could materially affect the Company's business and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

               (iii) To the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials of others, which in the judgment of such counsel could affect materially the Company's business, and to the best of such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets or other proprietary information or materials which in the judgment of such counsel could affect materially the use thereof by the Company; and

               (iv) To the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.